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EXHIBIT 10(t)

THE DOW CHEMICAL COMPANY
GROUP LIFE INSURANCE PROGRAM'S
RETIREE LIFE INSURANCE PLANS
FOR SALARIED RETIREES AND RETIREES OF CERTAIN HOURLY GROUPS
Summary Plan Description for:

Retiree Company Paid Life Insurance Plan
Pre-65 Retiree Optional Life Insurance Plan
Retiree Dependent Life Insurance Plan

        This Summary Plan Description (SPD) is updated from time to time on the Dow IntraNet:

        See also the DowFriend edition that contains Choices enrollment brochures, which are published annually, for summaries of the most recent modifications to this SPD. Copies of updated SPDs can be found at the Dow IntraNet address above, or by requesting a copy from the Human Resources (HR) Service Center, Employee Development Center, Midland, MI 48674, telephone 877-623-8079 or 517-638-8757. Summaries of modifications may also be published from time to time in DowFriends or by separate letter.

Amended and Restated November 1, 2002

For the Plan Year Beginning January 1, 2003
Reformatted April 29, 2003

Overview

        Three life insurance benefit plans are available to eligible Retirees and their families: Retiree Company Paid Life Insurance Plan, Pre-65 Retiree Optional Life Insurance Plan and Retiree Dependent Life Insurance Plan (hereafter collectively referred to as the "Plans" or individually as "Plan"). This is the Summary Plan Description (SPD) for these plans.

        The Retiree Company Paid Life Insurance Plan is sponsored and administered by Dow. The premium is paid by Dow or the Participating Employer.

        The Pre-65 Retiree Optional Life Insurance Plan and the Retiree Dependent Life Insurance Plan provide Retirees with the opportunity to continue some of the optional coverage they carried as active Employees.

        Please review the information carefully to become familiar with your benefit plans, guidelines, rights and responsibilities. Words that are capitalized are either defined in this SPD or in the Plan Documents for The Dow Chemical Company Group Insurance Program (for the Retiree Company Paid Life Insurance Plan) and The Dow Chemical Company Employee Paid and Dependent Life Insurance Program (for the Pre-65 Retiree Optional Life Insurance Plan and the Retiree Dependent Life Insurance Plan). The Plan Documents include the applicable insurance policies and insurance certificates. The Plan Documents are available upon request. Contact the Plan Administrator listed in the ERISA Information section.

RETIREE COMPANY PAID LIFE INSURANCE PLAN

Introduction

        The Retiree Company-Paid Life Insurance Plan ("Plan") provides coverage to eligible Retired Salaried Employees and eligible Retired Hourly Employees through a group term life insurance policy underwritten by Metropolitan Life Insurance Company (MetLife). No Retiree contributions are required.

        MetLife pays the benefits under the Plan. In addition, MetLife is the named fiduciary for making decisions as to whether a Claim for Benefits is payable.

Eligibility

        You are eligible if you are a Retiree who, on the day preceding your Retirement, was covered under The Dow Chemical Company Group Life Insurance Program's Company-Paid Life Insurance Plan that was available to active Salaried Employees and Certain Bargained for Employees; provided that with respect to Retired Bargained-For Employees, the applicable bargaining agreement provides that you are eligible for coverage under this Plan. (Note that UCC retirees are not "Retirees" under the definition of "Retiree" in the Plan because they are not participants of DEPP).

        If you do not meet the above eligibility criteria, check the Plan Document for additional eligible retiree populations.

        If you are a former Salaried Employee receiving a Disability Retirement Benefit from the Dow Employees' Pension Plan ("DEPP"), as defined under DEPP, and you were covered under The Dow Chemical Company Employee Paid Life Insurance Plan coverage on the day preceding your Retirement, you are also eligible for coverage.

        If you are a former Texas Operations Hourly Employee receiving a Disability Retirement Benefit from the Dow Employees' Pension Plan ("DEPP"), as defined under DEPP, and you were covered under the Texas Operations Hourly Contributory Optional Life Insurance Plan coverage on the day preceding your Retirement, you are also eligible for coverage.

        If you are covered under The Dow Chemical Company Group Life Insurance Program's Union Carbide Subsidiary Basic Life Insurance Plan, you are not eligible for coverage under the Plan.

        The Plan Administrator determines eligibility. The Plan Administrator is a fiduciary to the Plan and has the full discretion to interpret the provisions of the Plan and to make findings of fact. Interpretations and eligibility determination by the Plan Administrator are final and binding on Participants.

        If you want to file a Claim for a Determination of Eligibility because you are not sure whether you are eligible to participate in the Plan or have been told that you are not, see the Claims Procedures Appendix of this SPD.

Enrollment

        Upon Retirement, you may complete an enrollment card, with coverage effective immediately. If you want to be covered under Plan I at age 65, you must complete an enrollment form and return it to the Dow Benefits Center within 31 days of your Retirement. Failure to return the form within 31 days of your Retirement will result in automatic enrollment in Plan II at age 65.

        Note: At a later date, you may decrease your coverage option by switching from Plan I to Plan II; however, you will not be permitted to upgrade your coverage by switching from Plan II to Plan I, even with proof of insurability.

Coverage Levels

Prior to Age 65

        Until you reach age 65, you will be provided with coverage equal to one times (1x) your base annual salary at time of Retirement, rounded up to the next $1000, plus $5000.(1)

Age 65 or older

        There are two plan options(2) available to Retirees age 65 and older. Plan I requires a monthly Retiree contribution while Plan II is provided at no cost to you.

        Plan I: Beginning on the first of the month following your 65th birthday, your life insurance will equal 1x your base annual salary, rounded up to the next $1,000. At age 66, your coverage amount is reduced 20 percent (of the original amount) each year until age 68. At age 68 and beyond, your coverage amount is equal to one-half your base annual salary at time of Retirement, with minimum coverage of $10,000. The following chart summarizes the insurance coverage for Retirees electing Plan I:

Age	Coverage Amount
65	1x base salary at time of Retirement ($10,000 minimum)
66	80% of benefit at Retirement ($10,000 minimum)
67	60% of benefit at Retirement ($10,000 minimum)
68+	50% of benefit at Retirement ($10,000 minimum)

        Plan II: Beginning on the first of the month following your 65th birthday, your life insurance will equal 1x your base annual salary, rounded up to the next $1,000. At age 66, your coverage amount is reduced 20 percent each year until you reach age 70. At age 70 and beyond, Dow will provide coverage of $5,000. The following chart summarizes the insurance coverage for Retirees electing Plan II.

Age	Coverage Amount
65	1x base salary at time of Retirement ($5,000 minimum)
66	80% of benefit at Retirement ($5,000 minimum)
67	60% of benefit at Retirement ($5,000 minimum)
68	40% of benefit at Retirement ($5,000 minimum)
69	20% of benefit at Retirement ($5,000 minimum)
70+	$5,000

Special Rules for Certain Former Executive Split Dollar Life Insurance Plan Participants

        Plan Options I and II are not applicable to you if you were an Employee who was enrolled in The Dow Chemical Company Executive Split Dollar Life Insurance Plan on September 30, 2002, and you signed a waiver of all your rights under The Dow Chemical Company Executive Split Dollar Life Insurance Agreement between you and The Dow Chemical Company. Plan Options I and II are also

(1)
These coverage levels are not applicable to certain Retirees. See section entitled "Special Rules for Certain Former Executive Split Dollar Life Insurance Plan Participants"

(2)
These coverage levels are not applicable to certain Retirees. See section entitled "Special Rules for Certain Former Executive Split Dollar Life Insurance Plan Participants"

not applicable if you were an Employee who was enrolled in the Union Carbide Corporation Executive Life Insurance Plan on October 31, 2002, and your Agreement and Collateral Assignment between you and Union Carbide Corporation were terminated. Instead, the same coverage level that you had as an active employee under the Company Paid Life Insurance Plan will continue until your death.

Disability Retirees

        If you are a former Salaried Employee receiving a Disability Retirement Benefit from DEPP, as defined under DEPP, and you were covered under Employee Paid Life Insurance coverage on the day preceding your Retirement, you will be provided coverage equal to 1/2 X or 1X your base annual hourly rate at Retirement, rounded up to the next $1000, if you were previously enrolled for at least that amount of coverage as an employee. This coverage is provided at no cost to you.

        If you are a former Texas Operations Hourly Employee receiving a Disability Retirement Benefit from the DEPP, as defined under DEPP, you will be provided the following coverage, provided you were enrolled in an amount equal to or greater than $30,000 under the Texas Operations Hourly Contributory Optional Life Insurance Plan on the day preceding your Retirement. This coverage is provided at no cost to you.

Age	Coverage Amount
Prior to age 65	$30,000
65	$25,000
66	$20,000
67	$15,000
68+	$10,000

Cost

Prior to Age 65

        Your Company-Paid Life Insurance coverage is provided at no cost to you.

Age 65 and Older

        Plan I: You share the cost of coverage with Dow. Your cost is based on a rate per $1,000 of coverage and is subject to change based on plan experience. Your premium payment is deducted, post-tax, from your monthly pension check. Premiums may vary from year to year. Check the Fall DowFriends issue for premium information. If you elect not to have your premium deducted from your pension check, you must pay your premium within 31 days of your bill. If your payment is not postmarked within 31 days of your bill, your coverage will be canceled. If you are receiving a Disability Retirement Benefit from the Dow Employees' Pension Plan, as defined under the Dow Employees' Pension Plan, your Employer pays your premium for this coverage.

        Plan II: Your coverage is provided at no cost to you.

Reporting Imputed Income

        The Internal Revenue Code requires that the cost of Retiree Company Paid Life Insurance in excess of $50,000 be reported as taxable income. Any imputed income resulting from your life insurance coverage will be reported to the IRS along with your annual pension income information.

        The cost of your Retiree Company Paid Life Insurance in excess of $50,000 is based on a Uniform Premium Table established by the federal government.

Naming Your Beneficiary

        You designate your beneficiary when you Retire by completing the beneficiary designation section of your enrollment card. If you wish to name more than one beneficiary, you must also indicate the percentage of your benefit that each beneficiary is to receive.

        If you do not name a beneficiary, your Retiree Company Paid Life Insurance benefit will be paid to the person you designated under the active employee Company Paid Life Insurance Plan. If there is no beneficiary designated under that plan, the default beneficiary is your estate. Your failure to designate a beneficiary may delay the payment of funds.

        If you wish to change your beneficiary designation, complete a new beneficiary form, available from the Dow Benefits Center. A life event (such as marriage/domestic partnership, divorce/termination of domestic partnership, etc.) may signal a need to change your beneficiary. Beneficiary changes are not effective until the date received by the Dow Benefits Center.

Benefit Payment

        In the event of your death, your beneficiary should contact the Dow Benefits Center and present a certified copy of your death certificate. See Claims Procedures Appendix of this SPD. Several benefit payment options may be available, including: lump-sum payment, money market fund, guaranteed interest and others.

        The Dow Benefits Center staff will explain the options and assist your beneficiary through the claims-filing process.

Accelerated Benefit Option (ABO)

        Under the Accelerated Benefit Option, if you have been diagnosed as having a terminal illness, you may receive a portion of your Retiree Company Paid Life Insurance and Pre-65 Retiree Optional Life Insurance benefits before death. Having access to life proceeds at this important time could help ease financial and emotional burdens. In order to use ABO, you must be covered for at least $10,000 from your Retiree Company Paid Life Insurance and/or Pre-65 Retiree Optional Life Insurance. You may receive an accelerated benefit ofup to 50 percent (minimum $5,000 and maximum $250,000) of your Retiree Company Paid Life Insurance and/or Pre-65 Retiree Optional Life Insurance if, as a result of an injury or sickness you are diagnosed as terminally ill, with six months or less to live, and from which there is no reasonable prospect of recovery. A claim form can be obtained from the Dow Benefits Center and must be completed and returned for evaluation and approval by MetLife.

Funding

        Except for Plan I, Dow and the Participating Employers pay the entire cost of the Retiree Company Paid Life Insurance Plan. For Plan I, the Retiree and Dow (or the Participating Employer) share the cost. The insurance carrier underwriting the Plans may combine the experience for the policy with other policies held by Dow. This means that the costs of these coverages may be determined on a combined basis, and the costs accumulated from year to year. Favorable experience under one ore more coverages in a particular year may offset unfavorable experience on other coverages in the same year or offset unfavorable experience of coverages in prior years. Policy dividends declared by the insurer for the Retiree Company Paid Life Insurance Plan attributable to Dow and the Participating Employer's premiums are used to reduce Dow's cost for the coverage in the same and prior years.

MetLife Demutualization

        In April, 2000, the Metropolitan Life Insurance Company (MetLife) changed from a mutual company to a stock company. As a result, holders of a MetLife insurance policy on the specific date of September 28, 1999 were entitled to receive valuable assets (demutualization assets) from MetLife after April, 2000. The Dow Chemical Company was the policyholder for the group policy held on behalf of The Dow Chemical Company Group Life Insurance Program (Program) on September 28, 1999, and received the right to the demutualization assets in April, 2000. The Company transferred the demutualization assets attributable to Plan I of the Retiree Company Paid Life Insurance Plan to The Dow Chemical Company Employee Welfare Benefit Trust (Welben Trust).

        As the Plan Sponsor, the Company determined the amount of demutualization assets allocable to the retiree contributory portion of the Plan (Option I). An amount was subtracted to pay for reasonable expenses related to the allocation and distribution of the demutualization assets. As the Plan Sponsor, the Company decided to distribute the Option I demutualization assets to Participants who were covered under Option I of the Plan on the specific date of September 28, 1999 (the individuals are referred to as the "September 28, 1999 Participants"). The demutualization assets will be distributed in the form of cash. The amount to be paid to a particular "September 28, 1999 Participant" will be calculated using the following formula:

          The premium amount that the particular "September 28, 1999 Participant" would have paid for the entire month of September, 1999 (regardless of whether such participant actually paid premium for the entire month of September, 1999) shall be divided by the total premium amount that would have been paid by all of the "September 28, 1999 Participants" for the entire month of September, 1999 (regardless of whether the premiums were actually paid for the entire month of September), and such quotient shall be multiplied by the Total Amount of Demutualization Assets Allocated to Option I of the Plan.

        The cash payments will be distributed to the "September 28, 1999 Participants" after June 1, 2001, within a timeframe to be set by the Plan Administrator that is administratively feasible. In any event, the assets should be distributed no later than December 31, 2002, unless there are extenuating circumstances. The cash payments will be mailed to the last known address of the "September 28, 1999, Participant". If the payment cannot be delivered by the U.S. Postal Service to such Participant or otherwise is not payable to the Participant after one (1) year after the check is written, the payment may be used by the Plan Administrator to pay the expenses of the Plan or to pay the expenses of any life insurance plan for which the Plan Administrator is also the Plan Administrator, as long as such life insurance plan is sponsored by The Dow Chemical Company or one or more of its subsidiaries for the benefit of their respective employees and eligible dependents.

        If the payment cannot be paid to the Participant because of the Participant's death, the payment will be paid to the beneficiary to whom the life insurance benefit was paid under the Plan.

Your Rights

        You have certain rights under the Plan and are entitled to certain information by law. Be sure to review the Filing a Claim section, Appealing a Denial of Claims section, Fraud Against the Plan section, Grievance Procedure section, Your Legal Rights section, Welfare Benefits section, Dow's Right to Amend, Modify and Terminate the Plans section, Disposition of Plan Assets if the Plan is Terminated section, For More Information section, Important Note section and ERISA Information section at the end of this SPD.

Converting to an Individual Policy

        Whenever your coverage decreases under this Plan, you are eligible to convert the amount of coverage you are losing to an individual life insurance policy through MetLife, Inc. without proof of insurability. You must apply within 31 days of the date your Dow coverage decreases.

        The cost of this individual coverage will probably be significantly higher than your group plan. Although not required, providing proof of insurability may help reduce your cost.

        Contact the MetLife Conversion Group at 1-800-MET-LIFE or 1-800-638-5433 if you are interested in converting your policy to an individual plan.

PRE-65 RETIREE OPTIONAL LIFE INSURANCE PLAN

Introduction

        The Pre-65 Retiree Optional Life Insurance Plan ("Plan") provides coverage through a group term life insurance policy that is underwritten by MetLife. The Plan offers optional group term life insurance to Retirees less than 65 years of age.

        MetLife pays the benefits under the Plan. In addition, MetLife is the named fiduciary for making decisions as to whether a Claim for Benefits is payable.

Eligibility

        If you are a Retiree and were enrolled in The Dow Chemical Company Employee-Paid Life Insurance Plan available to active Salaried Employees and certain Bargained for Employees on the day preceding your Retirement, you are eligible for continued coverage under the Pre-65 Retiree Optional Life Insurance Plan until you reach age 65(3); provided, that with respect to Retired Bargained For Employees, the applicable bargaining agreement provides that you are eligible for coverage under this Plan. (Note that UCC retirees are not "Retirees" under the definition of "Retiree" in the Plan because they are not participants of DEPP).

        If you were not previously enrolled but are eligible to enroll, you must provide proof of insurability to participate in the Plan.

        Run-out claims under ERISA Plan #550 (which was terminated effective 12-31-99) for covered claims that were incurred but not yet paid under that plan, will be paid from the Pre-65 Retiree Optional Life Insurance Plan.

        If you do not meet the above eligibility criteria, check the Plan Document for additional eligible retiree populations.

        If you are covered under The Dow Chemical Company Group Life Insurance Program's Union Carbide Subsidiary Basic Life Insurance Plan, you are not eligible for coverage under the Plan.

(3)
The termination of coverage at age 65 does not apply if you were an Employee who was enrolled in The Dow Chemical Company Executive Split Dollar Life Insurance Plan on September 30, 2002, and you signed a waiver of all your rights under The Dow Chemical Company Executive Split Dollar Life Insurance Agreement between you and The Dow Chemical Company. The termination of coverage at age 65 also does not apply if you were an Employee who was enrolled in the Union Carbide Corporation Executive Life Insurance Plan on October 31, 2002, and your Agreement and Collateral Assignment between you and Union Carbide Corporation were terminated.Instead, your coverage level of 1X your base annual salary at time of retirement continues until death, if you continue to pay the applicable premiums.

        The Plan Administrator determines eligibility. The Plan Administrator is a fiduciary to the Plan and has the full discretion to interpret the provisions of the Plan and to make findings of fact. Interpretations and eligibility determination by the Plan Administrator are final and binding on Participants.

        If you want to file a Claim for a Determination of Eligibility because you are not sure whether you are eligible to participate in the Plan or have been told that you are not, see the Claims Procedures Appendix of this SPD.

Enrollment

        If you were previously enrolled for Employee-Paid Life Insurance as an active Employee, you may complete an enrollment form upon Retirement, with coverage effective immediately under the Pre-65 Retiree Optional Life Insurance Plan. You must complete an enrollment form and return it to the HR Service Center within 31 days of your Retirement. Failure to return the form within 31 days of your Retirement will result in waiver of your coverage.

        If you were not previously enrolled, you must provide proof of insurability. This proof may require a physical examination, at your expense.

        You may decrease or cancel your coverage at any time by completing a new enrollment card and returning it to your HR Service Center office.

        If you wish to enroll at a later date or increase your coverage amount, proof of insurability will be required.

Coverage Levels

Cost

        You may purchase coverage equal to either 1/2x or 1x your base annual salary at Retirement, rounded up to the next $1,000, if you were previously enrolled for at least that amount of coverage as an active employee(4) Premiums are subject to change. Changes to premiums are published in DowFriends. If your premiums are not automatically deducted from payments from the Dow Employees' Pension Plan (DEPP), formerly known as the Dow Employee Retirement Plan (ERP), you must pay your premium within 31 days of your bill. If your payment is not postmarked within 31 days of your bill, your coverage will be canceled.

        If you were previously enrolled for a lesser amount, proof of insurability will be required. In any case, the maximum coverage available is 1x, rounded up to the next $1,000.(4)

(4)
These coverage levels are not applicable if you were an Employee who was enrolled in The Dow Chemical Company Executive Split Dollar Life Insurance Plan on September 30, 2002, and you signed a waiver of all your rights under The Dow Chemical Company Executive Split Dollar Life Insurance Agreement between you and The Dow Chemical Company. These coverage levels are also not applicable if you were an Employee who was enrolled in the Union Carbide Corporation Executive Life Insurance Plan on October 31, 2002, and your Agreement and Collateral Assignment between you and Union Carbide Corporation were terminated. Instead, your coverage level is 1X your base annual salary at time of retirement until death, if you continue to pay the applicable premiums.

Naming Your Beneficiary

        You designate your beneficiary when you Retire by completing the beneficiary designation section of your enrollment card. If you wish to name more than one beneficiary, you must also indicate the percentage of your benefit that each beneficiary is to receive.

        If you do not name a beneficiary, your Pre-65 Retiree Optional Life Insurance benefit will be paid to the beneficiary you designated when you were an active Employee under the Employee-Paid Life Insurance Plan. If you did not designate a beneficiary under the Employee -Paid Life Insurance Plan, then the Pre-65 Retiree Optional Life Insurance benefit will be paid to the beneficiary you designated under the Retiree Company Paid Life Insurance Plan. If you did not name a beneficiary under the Retiree Company Paid Life Insurance Plan, your Pre-65 Retiree Optional Life Insurance benefit will be paid to the beneficiary you designated under the active employee Company Paid Life Insurance Plan. If you did not name a beneficiary under the active employee Company Paid Life Insurance Plan, the default beneficiary designation is your estate. Your failure to designate a beneficiary may delay the payment of funds.

        If you wish to change your beneficiary designation, complete a new beneficiary form, available from your HR Service Center office. A life event (such as Marriage/Domestic Partnership, divorce/termination of Domestic Partnership, etc.) may signal a need to change your beneficiary. Beneficiary changes are not effective until the date received by the HR Service Center.

Benefit Payment

        In the event of your death, your beneficiary should contact the HR Service Center. A certified death certificate must be provided to MetLife to disburse the life insurance proceeds. See Claims Procedures Appendix of this SPD. Several benefit payment options may be available including lump sum payment, money market fund, guaranteed interest and others. The HR Service Center staff will inform your beneficiary of the selections available. Contact the HR Service Center at 1-800-344-0661. MetLife can also answer questions regarding payment options.

Accelerated Benefit Option (ABO)

        Under the Accelerated Benefit Option, if you have been diagnosed as having a terminal illness, and are less than 63 years old when applying for Accelerated Benefits, you may receive a portion of your Retiree Company Paid Life Insurance and Pre-65 Retiree Optional Life Insurance benefits before death. Having access to life proceeds at this important time could help ease financial and emotional burdens. In order to use ABO, you must be covered for at least $10,000 from your Retiree Company Paid Life Insurance and/or Pre-65 Retiree Optional Life Insurance. You may receive an accelerated benefit ofup to 50 percent (minimum $5,000 and maximum $250,000) of your Retiree Company Paid Life Insurance and/or Pre-65 Retiree Optional Life Insurance if, as a result of an injury or sickness you are diagnosed as terminally ill, with six months or less to live, and from which there is no reasonable prospect of recovery. A claim form can be obtained from the HR Service Center and must be completed and returned for evaluation and approval by MetLife.

Funding

        Retirees pay the entire premium for coverage. The benefits under the Pre-65 Retiree Optional Life Insurance Plan and the Retiree Dependent Life Insurance Plan are not combined for experience with the other insurance coverages. Favorable experience under this insurance coverage in a particular year may offset unfavorable experience in prior years. It is not anticipated that there will be any future dividends declared for the Pre-65 Retiree Optional Life Insurance Plan and the Retiree Dependent Life Insurance Plan based on the manner in which the insurer has determined the premium rates.

Joint Insurance Arrangement

        Dorinco Reinsurance Company (Dorinco) and MetLife have entered into an arrangement that has been approved by the U.S. Department of Labor in DOL Opinion Letter 97-24A. Under this arrangement, MetLife has or will write the coverage for the Plan, and Dorinco will assume a percentage of the risk. Under the insurance arrangement between MetLife and Dorinco, MetLife and Dorinco will each be liable to pay the agreed upon percentage of each death benefit claim in respect of a Plan Participant. When a claim for benefits is approved, Dorinco will transfer its percentage of each death benefit claim to Metropolitan. MetLife will then pay the full amount of the claim. If MetLife is financially unable to pay the portion of the claim, Dorinco will be obligated to pay the full amount of the claim directly. Similarly, if Dorinco is financially unable to pay its designated percentage of a particular claim, MetLife will be obligated to pay the entire amount of the claim. Neither MetLife nor Dorinco will charge the Plan any administrative fees, commissions or other consideration as a result of the participation of Dorinco.

Your Rights

        You have certain rights under the Pre-65 Retiree Optional Life Insurance Plan and are entitled to certain information by law. Be sure to review the Filing a Claim section, Appealing a Denial of Claims section, Fraud Against the Plan section, Grievance Procedure section, Your Legal Rights section, Welfare Benefits section, Dow's Right to Amend, Modify, and Terminate the Plans section, Disposition of Plan Assets if the Plan is Terminated section, For More Information section, Important Note section and ERISA Information section at the end of this SPD.

Ending Coverage

        You may choose to cancel your coverage at any time. Otherwise, your coverage ends at the end of the month in which you reach age 65.

Converting to an Individual Policy

        You may convert to an individual policy through, with no proof of insurability required, if you apply within 31 days of loss of coverage. The cost of this individual coverage will probably be significantly higher than your group plan premium. Although not required, providing proof of insurability may help reduce your cost.

        Contact the MetLifeConversion Group at 1-800-MET-LIFE or 1-800-638-5433 if you are interested in converting your policy to an individual plan.

RETIREE DEPENDENT LIFE INSURANCE PLAN

Plan Highlights

Under the Retiree Dependent Life Insurance Plan, You	When:
Are eligible for coverage:	You were enrolled for coverage through the Dependent Life Insurance Plan on the day preceding your Retirement.
May enroll for continuing coverage for your Spouse of Record/ Domestic Partner of Record and/or eligible dependent children:
You complete an enrollment form and authorize post-tax deductions from your monthly pension check to cover the cost of the Plan. You must pay by personal check if you are not receiving a monthly pension benefit.
May purchase coverage for your Spouse equal to $5,000:	Your Spouse of Record/Domestic Partner of Record was covered by your Dependent Life Insurance Plan on the day preceding your Retirement.
May purchase coverage for any eligible dependent children equal to $1,000:	Your eligible dependent children were covered by your Dependent Life Insurance Plan on the day preceding your Retirement.
Are designated as the beneficiary:	You enroll for coverage for your Spouse of Record/Domestic Partner of Recordand/or eligible dependent children.
Waive all rights for future participation in the Plan:	You do not enroll at the time of your Retirement.

Introduction

        The Retiree Dependent Life Insurance Plan ("Plan") coverage is provided through a group term life insurance policy that is underwritten by the MetLife. The Plan offers continuing group life insurance coverage for your Spouse of Record/Domestic Partner of Record and eligible dependent children.

        MetLife pays the benefits under the Plan. In addition, MetLife is the named fiduciary for making decisions as to whether a Claim for Benefits is payable.

Eligibility

        If you are a Retiree and were enrolled in The Dow Chemical Company Dependent Life Insurance Plan available to active Salaried Employees and certain Bargained for Employees on the day preceding your Retirement, you are eligible for continued coverage for your Spouse of Record/Domestic Partner of Record and/or dependent children through the Dependent Life Insurance Plan; provided, that with respect to Retired Bargained For Employees, the applicable bargaining agreement must also provide that you are eligible for coverage under this Plan.

        If you are a retired Employee of Union Carbide or Participating Employer that is a wholly-owned subsidiary of Union Carbide, and were enrolled in The Dow Chemical Company Dependent Life Insurance Plan available to active Salaried Employees and certain Bargained for Employees on the day preceding your retirement from Union Carbide or its subsidiary, you are eligible for continued coverage for your Spouse of Record/Domestic Partner of Record and/or dependent children through the Dependent Life Insurance Plan; provided that with respect to retired Bargained-For Employees, the applicable bargaining agreement provides that you are eligible for coverage under this Plan.

        If your Spouse of Record/Domestic Partner of Record is eligible to participate in any dependent life insurance plan sponsored by a Participating Employer, either as a Dow Employee or Retiree, each of you may insure the other but only one of you may enroll for coverage for your dependent children. Double coverage is not allowed.

        Run-out claims under ERISA Plan #505 (which was terminated effective 12-31-99) for covered claims that were incurred but not yet paid under that plan, will be paid from the Retiree Dependent Life Insurance Plan.

        If you do not meet the above eligibility criteria, check the Plan Document for additional eligible retiree populations.

        The Plan Administrator determines eligibility. The Plan Administrator is a fiduciary to the Plan and has the full discretion to interpret the provisions of the Plan and to make findings of fact. Interpretations and eligibility determination by the Plan Administrator are final and binding on Participants.

        If you want to file a Claim for a Determination of Eligibility because you are not sure whether you are eligible to participate in the Plan or have been told that you are not, see the Claims Procedures Appendix of this SPD.

Dependent Eligibility

        You may purchase coverage on the life of your Spouse of Record/Domestic Partner of Record and/or the life of your dependent child or children. A dependent child must be principally supported by you, be at least 15 days of age, and must be:

  •
  A natural or legally adopted child;

  •
  A stepchild permanently residing in your household; or

  •
  A child for whom you or your Spouse of Record/Domestic Partner of Record are the legal guardian, supported solely by you and permanently residing in your household.

        Generally, a child is NOT eligible if he or she is:

  •
  Married. Coverage as a dependent ends on the date of Marriage/Domestic Partnership and may not be reinstated even if the Marriage/Domestic Partnership is terminated.

  •
  Age 25 years or older, unless the dependent relationship continues because of a physical or mental handicapping condition. Contact your HR Service Center office if this applies to you.

  •
  Employed full-time.

  •
  Already covered as a dependent of another Dow Employee or Dow Retiree.

        A Dependent Spouse, Domestic Partner, or child is also not eligible if he or she resides outside the United States and Canada, or is in the military.

Enrollment

        If you were previously enrolled for Dependent Life Insurance, complete the Dependent Life Insurance section of the Retiree enrollment form. Your continuation coverage will be effective immediately. You must complete the enrollment form and return it to the HR Service Center within 31 days of your Retirement. Failure to return the form within 31 days of your Retirement will result in waiver of coverage.

        If you waive coverage when you Retire, you waive all future rights to participate in the Retiree Dependent Life Insurance Plan.

Coverage Levels

        Spouse of Record/Domestic Partner of Record: If your Spouse of Record/Domestic Partner of Record was covered under your Dependent Life Insurance Plan on the day preceding your Retirement, you may continue coverage equal to $5,000.

        Dependent Children: For any dependent child who was covered under your Dependent Life Insurance Plan on the day preceding your Retirement, you may continue coverage equal to $1,000, as long as he or she continues to meet eligibility requirements.

Cost

        Your premium for Retiree Dependent Life Insurance is based on the option that you select. The cost for coverage is subject to change, according to Plan experience. Premiums are subject to change. Changes to premiums are published in DowFriends. If your premiums are not automatically deducted from payments from the Dow Employees' Pension Plan (DEPP) or the Retirement Program for Employees of Union Carbide Corporation and its Participating Subsidiaries (Union Carbide Retirement Program), you must pay your premium within 31days of your bill. If your payment is not postmarked within 31 days of your bill, your coverage will be canceled.

Beneficiary Designation

        You are the beneficiary of the Retiree Dependent Life Insurance Plan. This cannot be changed.

Benefit Payment

        In the event of the death of your Spouse of Record/Domestic Partner of Record or dependent child, contact the HR Service Center and present a certified copy of your death certificate of your dependent. See Claims Procedures Appendix of this SPD. Your benefit will be paid in a lump sum.

Funding

        Retirees pay the entire premium for coverage. The benefits under the Pre-65 Retiree Optional Life Insurance Plan and the Retiree Dependent Life Insurance Plan are not combined for experience with the other insurance coverages. Favorable experience under this insurance coverage in a particular year may offset unfavorable experience in prior years. It is not anticipated that there will be any future dividends declared for the Pre-65 Retiree Optional Life Insurance Plan and the Retiree Dependent Life Insurance Plan based on the manner in which the insurer has determined the premium rates.

Joint Insurance Arrangement

        Dorinco Reinsurance Company (Dorinco) and MetLife have entered into an arrangement that has been approved by the U.S. Department of Labor in DOL Opinion Letter 97-24A. Under this arrangement, MetLife has or will write the coverage for the Plan, and Dorinco will assume a percentage of the risk. Under the insurance arrangement between MetLife and Dorinco, MetLife and Dorinco will each be liable to pay the agreed upon percentage of each death benefit claim in respect of a Plan Participant. When a claim for benefits is approved, Dorinco will transfer its percentage of each death benefit claim to MetLife. MetLife will then pay the full amount of the claim. If MetLife is financially unable to pay the portion of the claim, Dorinco will be obligated to pay the full amount of the claim directly. Similarly, if Dorinco is financially unable to pay its designated percentage of a particular claim, MetLife will be obligated to pay the entire amount of the claim. Neither MetLife nor Dorinco will charge the Plan any administrative fees, commissions or other consideration as a result of the participation of Dorinco.

Your Rights

        You have certain rights under the Retiree Dependent Insurance Plan and are entitled to certain information by law. Be sure to review the Filing a Claim section, Appealing a Denial of Claims section, Fraud Against the Plan section, Grievance Procedure section, Your Legal Rights section, Welfare Benefits section, Dow's Right to Amend, Modify, and Terminate the Plans section, Disposition of Plan Assets if the Plan is Terminated section, For More Information section, Important Note section and ERISA Information section at the end of this SPD.

Ending Coverage

        You may choose to cancel your coverage at any time by completing a new enrollment form and returning it to your HR Service Center office. Otherwise, coverage ends:

  •
  In the event of your death.

  •
  For your Spouse of Record/Domestic Partner of Record or dependent child, when he or she is no longer eligible according to the terms of the Plan. In this case, complete a new enrollment form in order to receive a reduction in your monthly premium.

Converting to an Individual Policy

        If your Spouse of Record/Domestic Partner of Record or dependent child loses coverage because of your death or because he or she no longer meets eligibility requirements, the coverage may be converted to an individual policy through MetLife, Inc.. (In the case of minor children, the parent or legal guardian may act on their behalf.)

        Application must be made within 31 days of the loss of coverage; no proof of insurability is required. The cost of this individual coverage will be significantly higher than your group plan premium. Although not required, providing proof of insurability may help reduce your cost.

        Contact the MetLife Life Conversion Group at 1-800-MET-LIFE or 1-800-638-5433 if you are interested in converting your policy to an individual plan.

Filing a Claim

        See Claims Procedures Appendix of this SPD.

Appealing a Denial of Claim

        See Claims Procedures Appendix of this SPD.

Fraud Against the Plan

        Any Plan Participant who intentionally misrepresents information to the Plan or knowingly misinforms, deceives or misleads the Plan or knowingly withholds relevant information may have his/her coverage cancelled retroactively to the date deemed appropriate by the Plan Administrator. Further, such Plan Participant may be required to reimburse the Plan for Claims paid by the Plan. The employer may determine that termination of employment is appropriate and the employer and/or the Plan may choose to puruse civil and/or criminal action. The Plan Administrator may determine that the Participant is no longer eligible for coverage under the Plan because of his or her actions.

Grievance Procedure

        If you want to appeal the denial of a claim for benefits, see Claims Procedures Appendix of this SPD.

        If you feel that anyone is discriminating against you for exercising your rights under these Plans, or if you feel that someone has interfered with the attainment of any right to which you feel you are entitled under these Plans, or if you you feel that the Plan Administrator has denied you any right you feel that you have under these Plans, you must notify the Plan Administrator (listed in the "ERISA Information" section of this SPD) in writing within 60 days of the date of the alleged wrongdoing. The Plan Administrator will investigate the allegation and respond to you in writing within 90 days. If the Plan Administrator determines that your allegation has merit, the Plan Administrator will either correct the wrong (if it was the Plan which did the wrong), or will make a recommendation to the Plan Sponsor or Participating Employer if any of them have been alleged to be responsible for the wrongdoing. If the Plan Administrator determines that your allegation is without merit, you may appeal the Plan Administrator's decision. You must submit written notice of your appeal to the Plan Administrator within 60 days of receipt of the Plan Administrator's decision. Your appeal will be reviewed and you will receive a written response within 60 days, unless special circumstances require an extension of time. (The Plan Administrator will give you written notice and reason for the extension.) In no event should the decision take longer than 120 days after receipt of your appeal. If you are not satisfied with the Plan Administrator's response to your appeal, you may file suit in court. If you file a lawsuit, you must do so within 120 days from the date of the Plan Administrator's written response to your appeal. Failure to file a lawsuit within the 120 day period will result in your waiver of your right to file a lawsuit.

Your Legal Rights

        When you are a Participant in the Retiree Company-Paid, Pre-65 Retiree Optional or Retiree Dependent Life Insurance Plans, you are entitled to certain rights and protections under the Employee Retirement Income Security Act of 1974 (ERISA). This law requires that all Plan Participants must be able to:

  •
  Examine, without charge, at the Plan Administrator's office and at other specified locations, the Plan Documents and the latest annual reports filed with the U.S. Department of Labor and available at the Public Disclosure Room of the Pension and Welfare Benefit Administration.

  •
  Obtain, upon written request to the Plan Administrator, copies of the Plan Documents and Summary Plan Descriptions. The Administrator may charge a reasonable fee for the copies.

  •
  Receive a summary of each Plan's annual financial report. The Plan Administrator is required by law to furnish each Participant with a copy of this summary annual report.

        In addition to creating rights for you and all other Plan Participants, ERISA imposes duties on the people who are responsible for operating an employee benefit plan. The people who operate the Plans, called "fiduciaries" of the Plans, have a duty to act prudently and in the interest of you and other Plan Participants and beneficiaries.

        No one, including your employer or any other person, may discharge you or otherwise discriminate against you in any way to prevent you from obtaining a Plan benefit, or from exercising your rights under ERISA. If you have a claim for benefits that is denied or ignored, in whole or in part, you have a right to know why this was done, to obtain copies of documents relating to the decision without charge, and to appeal any denial, all within certain time schedules.

        Under ERISA, there are steps you can take to enforce the legal rights described above. For instance, if you request materials from one of the Plans and do not receive them within 30 days, you may file suit in a federal court. In such a case, the court may require the Plan Administrator to provide the materials and pay you up to $110 a day until you receive the materials, unless the materials were not sent because of reasons beyond the control of the Administrator. If you have a claim for benefits which is denied or ignored, in whole or in part, you must file a written appeal within the time period specified in the Plan's Claims Procedures. Failure to comply with the Plan's claims procedures may significantly jeopardize your rights to benefits. If you are not satisfied with the final appellate decision, you may file suit in Federal court. If you file a lawsuit, you must do so within 120 days from the date of the Claims Administrator's or the Plan Administrator's final written decision (or the deadline the Claims Administrator or Plan Administrator had to notify you of a decision). Failure to file a lawsuit within the 120 day period will result in your waiver of your right to file a lawsuit. The court will decide who should pay court costs and legal fees. If you are successful the court may order the person you have sued to pay these costs and fees. If you lose, the court may order you to pay these costs and fees, for example, if it finds your claim is frivolous.

        If it should happen that plan fiduciaries misuse one of the Plan's money, you may seek assistance from the U.S. Department of Labor, or you may file suit in a Federal court. If you file a lawsuit, you must do so within 120 days from the date of the alleged misuse. Failure to file a lawsuit within the 120 day period will result in your waiver of your right to file a lawsuit.

        If you feel that anyone is discriminating against you for exercising your rights under this benefit plan, or if you feel that someone has interfered with the attainment of any right to which you feel you are entitled under any of the Plans, you must notify the Plan Administrator listed in the "ERISA Information" section of this SPD in writing within 120 days of the date of the alleged wrongdoing. The Plan Administrator will investigate the allegation and respond to you in writing within 120 days. If the Plan Administrator determines that your allegation has merit, the Plan Administrator will either correct the wrong, if it was the Plan which did the wrong, or will make a recommendation to the Plan Sponsor or Participating Employer if any of them have been alleged to be responsible for the wrongdoing. If the Plan Administrator determines that your allegation is without merit, you may appeal the Plan Administrator's decision. You must submit written notice of your appeal to the Plan Administrator within 60 days of receipt of the Plan Administrator's decision. Your appeal will be reviewed and you will receive a written response within 60 days. If you are not satisfied with the Plan Administrator's response to your appeal, you may file suit in Federal court. If you file a lawsuit, you must do so within 120 days from the date of the Plan Administrator's written response to your appeal. Failure to file a lawsuit within the 120 day period will result in your waiver of your right to file a lawsuit.

        If you have any questions about the Program, you should contact the Plan Administrator. If you have any questions about this statement or about your rights under ERISA, you should contact the nearest Office of the Pension and Welfare Benefits Administration, U.S. Department of Labor, listed in your telephone directory or the Division of Technical Assistance and Inquiries, Pension and Welfare Benefits Administration, U.S. Department of Labor, 200 Constitution Avenue, N.W., Washington, D.C. 20210. You may also obtain certain publications about your rights and responsibilities under ERISA by calling the publications hotline of the Pension and Welfare Benefits Administration.

Welfare Benefits

        Welfare benefits, such as the Retiree Company-Paid Life Insurance Plan, Pre-65 Retiree Optional Life Insurance Plan and Retiree Dependent Life Insurance Plan, are not required to be guaranteed by a government agency.

Dow's Right to Amend, Modify, and Terminate the Plans

        Dow reserves the right to amend, modify or terminate the Retiree Company-Paid Life Insurance Plan, Pre-65 Retiree Optional Life Insurance Plan and Retiree Dependent Life Insurance Plan at any time at its sole discretion. Amendments, modifications, or termination of the any of the Plans that have a financial impact of U.S. $10 million or more to The Dow Chemical Company (Company) in any single year require the approval of the Board of Directors of the Company or any committee of the Company that the Board may authorize to act on its behalf. Amendments, modifications, or termination of any of the Plans that have a financial impact of less than U.S. $10 million to the Company in any single year must be signed by the President or a Vice President of the Company and reviewed by the applicable Plan Administrator and an attorney in the Company's Legal Department. Certain modifications or amendments of the Plans which the Company deems necessary or appropriate to conform the Plans to, or satisfy the conditions of, any law, governmental regulation or ruling, and to permit the Plans to meet the requirements of the Internal Revenue Code may be made retroactively if necessary. Other amendments or modifications may also be made retroactively effective.

Disposition Of Plan Assets If The Plans Are Terminated

        The Company may terminate any of the Plans at any time at its sole discretion. If the Company terminates a Plan, the assets of the Plan, if any, shall not be used by the Company, but may be used in any of the following ways:

          (1)  To provide benefits for Participants in accordance with the Plan, and/or

          (2)  To pay third parties to provide such benefits, and/or

          (3)  To pay expenses of the Plan and/or the Trust holding the Plan's assets, and/or

          (4)  To provide cash for Participants, as long as the cash is not provided disproportionately to officers, shareholders, or Highly Compensated Employees.

For More Information

        If you have questions, contact the HR Service Center, The Dow Chemical Company, Employee Development Center, Midland, Michigan 48674; Phone (800) 344-0661.

Important Note

        This booklet is the summary plan description (SPD) for The Dow Chemical Company Group Life Insurance Program's Retiree Company Paid Life Insurance Plan, The Dow Chemical Company Employee Paid and Dependent Life Insurance Program's Pre-65 Retiree Optional Life Insurance Plan The Dow Chemical Company Employee Paid and Dependent Life Insurance Program's Retiree Dependent Life Insurance Plan. However, it is not all-inclusive and it is not intended to take the place of each Plan's legal documents. In case of conflict between this SPD and the applicable Plan Document, the applicable Plan Document will govern.

        The Plan Administrator and the Claims Administrator are Plan fiduciaries. The Plan Administrator has the full and complete discretion to interpret and construe all of the provisions of the Plans for all purposes except to make Claims for Plan Benefits determinations, which discretion is reserved for the Claims Administrator, and such interpretation shall be final, conclusive and binding. The Plan Administrator also has the full and complete discretion to make findings of fact for all purposes except to make Claims for Plan Benefits determinations, which discretion is reserved for the Claims Administrator, and the Plan Administrator has the full authority to apply those findings of fact to the provisions of the Plans. All findings of fact made by the Plan Administrators shall be final, conclusive and binding. The Plan Administrator has the full and complete discretion to decide whether or not it is making a Claims for Plan Benefits determination. For a detailed description of the Plan Administrator's authority, see the applicable Plan Document.

        For the purpose of making Claims for Plan Benefits determinations, the Claims Administrator has the full and complete discretion to interpret and construe the provisions of the Plans, and such interpretation shall be final, conclusive and binding. For the purpose of making Claims for Plan Benefits determinations, the Claims Administrator also has the full and complete discretion to make findings of fact and to apply those findings of fact to the provisions of the Plans. All findings of fact made by the Claims Administrator shall be final, conclusive and binding. For a detailed description of the Claims Administrator's authority, see the applicable Plan Document.

ERISA INFORMATION
The Dow Chemical Company Group Life Insurance Program's
Retiree Company-Paid Life Insurance Plan
(A Welfare Benefit Plan)

Plan Sponsor:	The Dow Chemical Company Employee Development Center Midland, MI 48674 1-877-623-8079
Employer Identification Number:	38-1285128
Plan Number:	507
Group Policy Number:	11700-G
Plan Administrator:	The Dow Chemical Company Employee Development Center Midland, MI 48674 1-877-623-8079
To Apply For A Benefit Contact:	See Claims Procedures Appendix to this SPD
To Appeal A Benefit Determination, File with:	See Claims Procedures Appendix to this SPD
To Serve Legal Process, File With:	General Counsel The Dow Chemical Company c/o HR Legal Department 2030 Dow Center Midland, MI 48674
Claims Administration:	Metropolitan Life Insurance Company administers claims under a group policy issued to The Dow Chemical Company Metropolitan Life Group Life Claims Oneida County Industrial Park Utica, NY 13504-6115
Plan Year:	The Plan's fiscal records are kept on a plan year beginning January 1 and ending December 31.
Funding:
Dow and Participating Employers pay the entire cost of the Plan. Benefits are funded through a group insurance contract with Metropolitan Life Insurance Company. Plan assets are held in the Dow Chemical Company Employees' Welfare Benefit Trust. The assets of the Plans may be used at the discretio nf the Plan Administrator to pay for any benefits provided under the Plans, as the Plans may be amended from time to time, as well as to pay for any expenses of the Plans. Such expenses may include, and are not limited to, consulting fees, actuarial fees, attorneys fees, third party administrator fees, and other administrative expenses.

ERISA Information
The Dow Chemical Company
Employee Paid and Dependent Life Insurance Program's
Pre-65 Retiree Optional Life Insurance Plan
(Welfare Benefit Plans)

Plan Sponsor:	The Dow Chemical Company Employee Development Center Midland, MI 48674 1-877-623-8079
Employer Identification Number:	38-1285128
Plan Number:	515
Group Policy Number:	11700-G
Plan Administrator:	The Dow Chemical Company Employee Development Center Midland, MI 48674 1-877-623-8079
To Apply For A Benefit Contact:	See Claims Procedures Appendix to this SPD
To Appeal A Benefit Determination, File with:	See Claims Procedures Appendix to this SPD
To Serve Legal Process, File With:	General Counsel The Dow Chemical Company c/o HR Legal Department 2030 Dow Center Midland, MI 48674
Claims Administration:
Metropolitan Life Insurance Company administers claims under a group policy issued to The Dow Chemical Company Employees' Welfare Benefit Trust.
Metropolitan Life Insurance Company
Group Life Claims
Oneida County Industrial Park
Utica, NY 13504-6115
Plan Year:	The Plan's fiscal records are kept on a plan year beginning January 1 and ending December 31.
Funding:
Retirees pay the entire cost of the Plan. Benefits are funded through a group insurance contract with Metropolitan Life Insurance Company. The assets of the Plans may be used at the discretion of the Plan Administrator to pay for any benefits provided under the Plans, as the Plans may be amended from time to time, as well as to pay for any expenses of the Plans. Such expenses may include, and are not limited to, consulting fees, actuarial fees, attorneys fees, third party administrator fees, and other administrative expenses.

Joint Insurance Arrangement:
Dorinco and MetLife have entered an arrangement approved by the U.S. Department of Labor (DOL Advisory Opinion Letter 97-24A) in which if MetLife is insolvent, the entire life insurance benefit will be paid by Dorinco.
If Dorinco is insolvent, the entire life insurance benefit will be paid by Metropolitan. Dorinco's address is:
Dorinco Reinsurance Company
1320 Waldo Avenue
Dorinco Building
Midland, MI 48642

ERISA Information
The Dow Chemical Company
Employee Paid and Dependent Life Insurance Program's
Retiree Dependent Life Insurance Plan
(Welfare Benefit Plans)

Plan Sponsor:	The Dow Chemical Company Employee Development Center Midland, MI 48674 1-800-336-4456
Employer Identification Number:	38-1285128
Plan Number:	515
Group Policy Number:	11700-G
Plan Administrator:	The Dow Chemical Company Employee Development Center Midland, MI 48674 1-877-623-8079
To Apply For A Benefit Contact:	See Claims Procedures Appendix to this SPD
To Appeal A Benefit Determination, File with:	See Claims Procedures Appendix to this SPD
To Serve Legal Process, File With:	General Counsel The Dow Chemical Company c/o HR Legal Department 2030 Dow Center Midland, MI 48674
Claims Administration:
Metropolitan Life Insurance Company administers claims under a group policy issued to The Dow Chemical Company.
Metropolitan Life Insurance Company
Group Life Claims
Oneida County Industrial Park
Utica, NY 13504-6115
Plan Year:	The Plan's fiscal records are kept on a plan year beginning January 1 and ending December 31.
Funding:
Retirees pay the entire cost of the Plan. Benefits are funded through a group insurance contract with Metropolitan Life Insurance Company. The assets of the Plans may be used at the discretion of the Plan Administrator to pay for any benefits provided under the Plans, as the Plans may be amended from time to time, as well as to pay for any expenses of the Plans. Such expenses may include, and are not limited to, consulting fees, actuarial fees, attorneys fees, third party administrator fees, and other administrative expenses.

Joint Insurance Arrangement:
Dorinco and MetLife have entered an arrangement approved by the U.S. Department of Labor (DOL Advisory Opinion Letter 97-24A) in which if MetLife is insolvent, the entire life insurance benefit will be paid by Dorinco.
If Dorinco is insolvent, the entire life insurance benefit will be paid by Metropolitan. Dorinco's address is:
Dorinco Reinsurance Company
1320 Waldo Avenue
Dorinco Building
Midland, MI 48642

CLAIMS PROCEDURES APPENDIX
Summary Plan Descriptions of the life insurance plans sponsored by
The Dow Chemical Company

You Must File a Claim in Accordance with These Claims Procedures

        A "Claim" is a written request by a claimant for a Plan benefit or an Eligibility Determination. There are two kinds of Claims:

  A Claim for Plan Benefits is a request for benefits covered under the Plan.

  An Eligibility Determination is a kind of Claim. It is a request for a determination as to whether a claimant is eligible to be a Participant or covered Dependent under the Plan.

        You must follow the claims procedures for either CLAIMS FOR PLAN BENEFITS or CLAIMS FOR AN ELIGIBILITY DETERMINATION, whichever applies to your situation. See page 25 for the procedures for CLAIMS FOR PLAN BENEFITS. See page 25 for procedures for CLAIMS FOR ELIGIBILITY DETERMINATIONS.

Who Will Decide Whether to Approve or Deny My Claim?

        The Dow Chemical Company will approve or deny a Claim for an Eligibility Determination. The initial determination is made by the Dow Benefit Center. If you appeal, the appellate decision is made by the Director of Global Benefits.

        MetLife will approve or deny a Claim for Plan Benefits. MetLife is the Claims Administrator for both the initial determination and (if there is an appeal), the appellate determination.

An Authorized Representative May Act On Your Behalf

        An Authorized Representative may submit a Claim on behalf of a Plan Participant. The Plan will recognize a person as a Plan Participant's "Authorized Representative" if such person submits a notarized writing signed by the Participant stating that the Authorized Representative is authorized to act on behalf of such Participant. A court order stating that a person is authorized to submit Claims on behalf of a Participant will also be recognized by the Plan.

Authority Of The Administrators And Your Rights Under ERISA

        The Administrators have the full, complete, and final discretion to interpret the provisions of the Plan and to make findings of fact in order to carry out their respective Claims decision-making responsibilities.

        Interpretations and claims decisions by the Administrators are final and binding on Participants. If you are not satisfied with an Administrator's final appellate decision, you may file a civil action against the Plan under s. 502 of the Employee Retirement Income Security Act (ERISA) in a federal court. If you file a lawsuit, you must do so within 120 days from the date of the Administrator's final written decision. Failure to file a lawsuit within the 120 day period will result in your waiver of your right to file a lawsuit.

CLAIMS FOR PLAN BENEFITS

Information Required In Order to Be a "Claim":

        For Claims that are requests for Plan benefits, the claimant must complete a MetLife claims form. Call the H.R. Service Center 1-877/623-8079 to obtain a form. (Retirees should call the Retiree Service Center to obtain a form 1-800/344-0661). In addition, you must attach a certified death certificate (must be certified by the government authority, as exhibited by a "raised seal" on the certificate). You may request assistance from the Dow Benefits Center (1-989/636-9556) if you need help completing the MetLife claims form.

        Once you have completed the MetLife claims form, you must send it and the certified death certificate to:

    Dow Benefits Center
    The Dow Chemical Company
    Employee Development Center
    Midland, MI 48674
    Attention: Administrator for the life insurance plans of The Dow Chemical Company and certain of its subsidiaries.

        The Dow Benefits Center will review and sign your completed MetLife claims form and forward the form and death certificate to:

    Metropolitan Life Insurance Company
    Group Life Claims
    Oneida Country Industrial Park
    Utica, NY 13504-6115
    Attention: Claims Administrator for the life insurance plans of The Dow Chemical Company and certain of its subsidiaries.

CLAIMS FOR DETERMINATION OF ELIGIBILITY

Information Required In Order to Be a "Claim":

        For Claims that are requests for Eligibility Determinations, the Claims must be in writing and contain the following information:

  •
  State the name of the Employee, and also the name of the person (Employee, Spouse of Record/Domestic Partner of Record, Dependent child, as applicable) for whom the Eligibility Determination is being requested

  •
  Name the benefit plan for which the Eligibility Determination is being requested

  •
  If the Eligibility Determination is for the Employee's Dependent, describe the relationship for whom an Eligibility Determination is being requested to the Employee (eg. Spouse of Record/Domestic Partner of Record, child, etc.)

  •
  Provide documentation of such relationship (eg. marriage certificate/statement of Domestic Partnership, birth certificate, etc.)

        Claims for Eligibility Determinations must be filed with:

    Dow Benefits Center
    The Dow Chemical Company
    Employee Development Center
    Midland, MI 48674
    Attention: Administrator for the life insurance plans of The Dow Chemical Company and certain of its subsidiaries. (Eligibility Determination)

INITIAL DETERMINATIONS

        If you submit a Claim for Plan Benefits or a Claim for Eligibility Determination to the applicable Administrator, the applicable Administrator will review your Claim and you notify you of its decision to approve or deny your Claim. Such notification will be provided to you in writing within a reasonable period, not to exceed 90 days of the date you submitted your claim; except that under special circumstances, the Administrator may have up to an additional 90 days to provide you such written notification. If the Administrator needs such an extension, it will notify you prior to the expiration of the initial 90 day period, state the reason why such an extension is needed, and indicate when it will make its determination. If the applicable Administrator denies the Claim, the written notification of the Claims decision will state the reason(s) why the Claim was denied and refer to the pertinent Plan provision(s). If the Claim was denied because you did not file a complete Claim or because the Administrator needed additional information, the Claims decision will state that as the reason for denying the Claim and will explain why such information was necessary.

APPEALING THE INITIAL DETERMINATION

        If the applicable Administrator has denied your Claim for Plan Benefits or Claim for Eligibility Determination, you may appeal the decision. If you appeal the Administrator's decision, you must do so in writing within 60 days of receipt of the Administrator's determination, assuming that there are no extenuating circumstances, as determined by the applicable Administrator. Your written appeal must include the following information:

  •
  Name of Employee

  •
  Name of Dependent or beneficiary, if the Dependent or beneficiary is the person who is appealing the Administrator's decision

  •
  Name of the benefit Plan

  •
  Reference to the Initial Determination

  •
  Explain reason why you are appealing the Initial Determination

        Send appeals of Eligibility Determinations to:

    Director of Global Benefits
    The Dow Chemical Company
    2020 Bldg.
    Midand, MI 48674
    Attention: Administrator for the life insurance plans of The Dow Chemical Company and certain of its subsidiaries. (Appeal of Eligibility Determination)

        Send appeals of benefit denials to:

    Metropolitan Life Insurance Company
    Group Life Claims
    Oneida County Industrial Park
    Utica, NY 13504-6115
    Attention: Claims Administrator for the life insurance plans of The Dow Chemical Company and certain of its subsidiaries. (Appellate Review)

        You may submit any additional information to the applicable Administrator when you submit your request for appeal. You may also request that the Administrator provide you copies of documents, records and other information that is relevant to your Claim, as determined by the applicable Administrator under applicable federal regulations. Your request must be in writing. Such information will be provided at no cost to you.

        After the applicable Administrator receives your written request to appeal the initial determination, the Administrator will review your Claim. Deference will not be given to the initial adverse decision, and the appellate reviewer will look at the Claim anew. The person who will review your appeal will not be the same person as the person who made the initial decision to deny the Claim.

In addition, the person who is reviewing the appeal will not be a subordinate who reports to the person who made the initial decision to deny the Claim. The Administrator will notify you in writing of its final decision. Such notification will be provided within a reasonable period, not to exceed 60 days of the written request for appellate review, except that under special circumstances, the Administrator may have up to an additional 60 days to provide written notification of the final decision. If the Administrator needs such an extension, it will notify you prior to the expiration of the initial 60 day period, state the reason why such an extension is needed, and indicate when it will make its determination. If the Administrator determines that it does not have sufficient information to make a decision on the Claim prior to the expiration of the initial 60 day period, it will notify you. It will describe any additional material or information necessary to submit to the Plan, and provide you with the deadline for submitting such information. The initial 60 day time period for the Administrator to make a final written decision, plus the 60 day extension period (if applicable) are tolled from the date the notification of insufficiency is sent to you until the date on which it receives your response. ("Tolled" means the "clock or time is stopped or suspended". In other words, the deadline for the Administrator to make its decision is "put on hold" until it receives the requested information). The tolling period ends when the Administrator receives your response, regardless of the adequacy of your response.

        If the Administrator has determined to that its final decision is to deny your Claim, the written notification of the decision will state the reason(s) for the denial and refer to the pertinent Plan provision(s).

QuickLinks

  EXHIBIT 10(t)
THE DOW CHEMICAL COMPANY GROUP LIFE INSURANCE PROGRAM'S RETIREE LIFE INSURANCE PLANS FOR SALARIED RETIREES AND RETIREES OF CERTAIN HOURLY GROUPS Summary Plan Description for: Retiree Company Paid Life Insurance Plan Pre-65 Retiree Optional Life Insurance Plan Retiree Dependent Life Insurance Plan
ERISA Information The Dow Chemical Company Employee Paid and Dependent Life Insurance Program's Retiree Dependent Life Insurance Plan (Welfare Benefit Plans)